UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

Diamond Offshore Drilling, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13926	76-0321760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 492-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) Diamond Offshore Drilling, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 22, 2012 in New York, New York.

(b) At the Annual Meeting, the holders of 125,124,937 shares of common stock out of 139,027,909 shares entitled to vote as of the record date were represented in person or by proxy, constituting a quorum. The final voting results for each of the items presented for stockholder approval were as follows:

1. To elect ten directors to serve until the Company’s 2013 annual meeting of stockholders. The number of votes for, against and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
James S. Tisch	100,968,375	14,916,429	127,181	9,112,952
Lawrence R. Dickerson	103,484,971	12,411,541	115,473	9,112,952
John R. Bolton	114,910,520	936,822	164,643	9,112,952
Charles L. Fabrikant	84,317,808	31,575,068	119,109	9,112,952
Paul G. Gaffney II	114,690,190	1,158,801	162,994	9,112,952
Edward Grebow	114,641,512	1,207,175	163,298	9,112,952
Herbert C. Hofmann	101,552,071	14,341,590	118,324	9,112,952
Clifford M. Sobel	114,983,565	952,772	75,648	9,112,952
Andrew H. Tisch	101,535,831	14,354,913	121,241	9,112,952
Raymond S. Troubh	114,433,133	1,493,829	85,023	9,112,952

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2012:

Number of Shares
For	124,283,885
Against	769,196
Abstain	71,856
Broker Non-Votes	0

3. To approve, by advisory vote, executive compensation:

Number of Shares
For	114,451,880
Against	1,313,324
Abstain	246,781
Broker Non-Votes	9,112,952

4. To approve the Company’s amended and restated Incentive Compensation Plan for Executive Officers:

Number of Shares
For	114,680,887
Against	1,179,143
Abstain	151,955
Broker Non-Votes	9,112,952

Based on the final vote as reported above, the ten director nominees named above were elected as directors of the Company. In addition, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2012, approved, by advisory vote, executive compensation and approved the Company’s amended and restated Incentive Compensation Plan for Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ William C. Long
William C. Long
Senior Vice President, General Counsel and Secretary

Dated: May 25, 2012

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